                                                                 Exhibit (99)-2





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549




                            ------------------------

           Financial statements and schedules furnished in lieu of the


                                   FORM 11-K


                                  Annual Report


                       Pursuant to Rule 15d-21 under the
                        Securities Exchange Act of 1934

                            ------------------------


For the fiscal year ended December 31, 1994


     A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:


                        WISCONSIN ELECTRIC POWER COMPANY
                        REPRESENTED EMPLOYEE SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:



                          WISCONSIN ENERGY CORPORATION
                            231 West Michigan Street
                                  P.O. Box 2949
                           Milwaukee, Wisconsin  53201

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                            WISCONSIN ELECTRIC POWER COMPANY
                                            REPRESENTED EMPLOYEE SAVINGS PLAN
                                            ---------------------------------
                                                      Name of Plan






            June 23, 1995                   By  /s/ J. H. Goetsch
                                            --------------------------------
                                              J. H. Goetsch, Administrator

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


To the Participants and
 Plan Administrator of the
 Wisconsin Electric Power Company
 Represented Employee Savings Plan


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Wisconsin Electric Power Company Represented Employee Savings Plan (the "Plan") at December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the plan administrator, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in
Schedule I and Schedule II is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 23, 1995



                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                          December 31, 1994
                                                            (Page 1 of 2)
                              -------------------------------------------------------------------------------
                                                                                        Fidelity
                                                 WEC         Fidelity     Fidelity    U.S. Equity
                              Blended Rate      Common        Equity       Growth        Index      Fidelity
                                 Income         Stock         Income       Company     Commingled   Balanced
                                  Fund           Fund          Fund         Fund          Pool        Fund
                              -------------   -----------   ----------   ----------   ----------   ----------
Investments, at market
 (Note 1):
  Group annuity contracts       $22,087,186
  Mutual and pooled funds                     $59,016,986   $8,195,567   $5,205,920   $3,813,841   $1,868,325

Receivables:
  Loans receivable from
   RESP participants

Cash                              1,637,122       567,722
                                -----------   -----------   ----------   ----------   ----------   ----------
      Net assets available
        for benefits            $23,724,308   $59,584,708   $8,195,567   $5,205,920   $3,813,841   $1,868,325
                                ===========   ===========   ==========   ==========   ==========   ==========





                                The accompanying notes are an integral part of the financial statements.










































                                              - 4 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                    December 31, 1994
                                                      (Page 2 of 2)
                              -------------------------------------------------------------
                                Fidelity
                               Retirement
                               Government    Fidelity
                                 Money       U.S. Bond   Fidelity    Fidelity
                                 Market       Index      Overseas      Loan
                                Portfolio    Portfolio     Fund        Fund        Total
                              ------------   ---------  ----------  ----------  -----------
Investments, at market
 (Note 1):
  Group annuity contracts                                                       $22,087,186
  Mutual and pooled funds        1,646,744     683,867   2,458,163               82,889,413

Receivables:
  Loans receivable from
   RESP participants                                                $2,156,652    2,156,652

Cash                                                                              2,204,844
                                ----------   ---------  ----------  ----------  -----------
      Net assets available
        for benefits            $1,646,744    $683,867  $2,458,163  $2,156,652 $109,338,095
                                ==========   =========  ==========  ==========  ===========





                          The accompanying notes are an integral part of the financial statements.








































                                              - 5 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                          December 31, 1993
                                                            (Page 1 of 2)
                              -------------------------------------------------------------------------------
                                                                                        Fidelity
                                                 WEC         Fidelity     Fidelity    U.S. Equity
                              Blended Rate      Common        Equity       Growth        Index      Fidelity
                                 Income         Stock         Income       Company     Commingled   Balanced
                                  Fund           Fund          Fund         Fund          Pool        Fund
                              -------------   -----------   ----------   ----------   ----------   ----------
Investments, at market
 (Note 1):
  Group annuity contracts       $16,944,264
  Mutual and pooled funds                     $14,080,618   $7,090,703   $4,038,528   $3,826,450   $1,322,107

Receivables:
  Loans receivable from
   RESP participants

Cash                              3,385,444       226,439
                                -----------   -----------   ----------   ----------   ----------   ----------
      Net assets available
        for benefits            $20,329,708   $14,307,057   $7,090,703   $4,038,528   $3,826,450   $1,322,107
                                ===========   ===========   ==========   ==========   ==========   ==========





                                The accompanying notes are an integral part of the financial statements.










































                                              - 6 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                    December 31, 1993
                                                      (Page 2 of 2)
                              -------------------------------------------------------------
                                Fidelity
                               Retirement
                               Government    Fidelity
                                 Money       U.S. Bond   Fidelity    Fidelity
                                 Market       Index      Overseas      Loan
                                Portfolio    Portfolio     Fund        Fund        Total
                              ------------   ---------  ----------  ----------  -----------
Investments, at market
 (Note 1):
  Group annuity contracts                                                       $16,944,264
  Mutual and pooled funds         $766,903    $683,246  $1,101,114               32,909,669

Receivables:
  Loans receivable from
   RESP participants                                                $1,828,009    1,828,009

Cash                                                                              3,611,883
                                ----------   ---------  ----------  ----------  -----------
      Net assets available
        for benefits              $766,903    $683,246  $1,101,114  $1,828,009  $55,293,825
                                ==========   =========  ==========  ==========  ===========





                          The accompanying notes are an integral part of the financial statements.








































                                              - 7 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                        For the Year Ended December 31, 1994
                                                                    (Page 1 of 2)
                               -------------------------------------------------------------------------------------------
                                                                                                  Fidelity
                                                   WEC           Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common          Equity           Growth           Index        Fidelity
                                  Income          Stock           Income           Company       Commingled      Balanced
                                   Fund           Fund             Fund             Fund            Pool           Fund
                               ------------    -----------     -------------     ----------     ------------    ----------
Sources of net assets:

Investment income:
  Interest and dividends         $1,482,906       $598,121         $765,065        $206,968                        $52,243
  Net realized gain (loss)
   on dispositions                                (211,526)         (41,940)        (25,663)         $(5,261)      (12,574)
  Unrealized appreciation
   (depreciation)                                  102,963         (712,992)       (278,992)          50,635      (126,277)

Contributions:
  Employee                        2,190,550      2,440,799        1,081,474       1,056,025          508,828       373,417
  Employer matching                              1,328,517
Plan transfers in                    16,054     45,042,604           63,799          67,535            9,467        67,359

Loans repaid (principal
   and interest)                    289,109        254,811          125,056         108,223           61,601        37,773
                                -----------    -----------     ------------      ----------     ------------    ----------
                                  3,978,619     49,556,289        1,280,462       1,134,096          625,270       391,941
                                -----------    -----------     ------------      ----------     ------------    ----------

Application of net assets:
  Participant withdrawals          (990,217)      (695,438)        (325,058)       (111,819)        (132,058)      (36,420)
  Plan transfers out               (144,634)      (204,250)        (101,996)        (78,518)         (55,403)      (16,958)
  Loans issued                     (412,931)      (368,885)        (143,907)        (92,632)         (82,462)      (25,242)
                                -----------    -----------     ------------      ----------     ------------    ----------
                                 (1,547,782)    (1,268,573)        (570,961)       (282,969)        (269,923)      (78,620)
                                -----------    -----------     ------------      ----------     ------------    ----------

Participant reallocations           963,763     (3,010,065)         395,363         316,265         (367,956)      232,897
                                -----------    -----------     ------------      ----------     ------------    ----------

Increase (decrease) in net
  assets during the year          3,394,600     45,277,651        1,104,864       1,167,392          (12,609)      546,218

Net assets available for
  benefits, beginning
  of the year                    20,329,708     14,307,057        7,090,703       4,038,528        3,826,450     1,322,107
                                -----------    -----------     ------------      ----------     ------------    ----------
Net assets available for
  benefits, end of the year     $23,724,308    $59,584,708       $8,195,567      $5,205,920       $3,813,841    $1,868,325
                                ===========    ===========     ============      ==========     ============    ==========





                                The accompanying notes are an integral part of the financial statements.















                                              - 8 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                              (Continued)

                                                  For the Year Ended December 31, 1994
                                                             (Page 2 of 2)
                              ------------------------------------------------------------------------
                               Fidelity
                              Retirement
                              Government       Fidelity
                                Money          U.S. Bond      Fidelity       Fidelity
                                Market           Index        Overseas         Loan
                               Portfolio       Portfolio        Fund           Fund           Total
                              -----------     -----------    ----------     ----------     -----------
Sources of net assets:

Investment income:
  Interest and dividends          $48,718         $46,269       $40,187       $123,776      $3,364,253
  Net realized gain (loss)
   on dispositions                                (10,379)       21,605                       (285,738)
  Unrealized appreciation
   (depreciation)                                 (50,225)      (88,030)                    (1,102,918)

Contributions:
  Employee                        208,157         136,124       414,069                      8,409,443
  Employer matching                                                                          1,328,517
Plan transfers in                  30,901          31,036        54,273                     45,383,028

Loans repaid (principal
   and interest)                   24,730          11,174        54,266       (966,743)              0
                               ----------     -----------    ----------     ----------     -----------
                                  312,506         163,999       496,370       (842,967)     57,096,585
                               ----------     -----------    ----------     ----------     -----------

Application of net assets:
  Participant withdrawals         (35,284)           (947)      (35,816)       (66,384)     (2,429,441)
  Plan transfers out               (4,249)         (2,647)       (6,883)        (7,336)       (622,874)
  Loans issued                    (30,662)         (8,772)      (79,837)     1,245,330               0
                               ----------     -----------    ----------     ----------     -----------

                                  (70,195)        (12,366)     (122,536)     1,171,610      (3,052,315)
                               ----------     -----------    ----------     ----------     -----------

Participant reallocations         637,530        (151,012)      983,215              0               0
                               ----------     -----------    ----------     ----------     -----------

Increase (decrease) in net
  assets during the year          879,841             621     1,357,049        328,643      54,044,270

Net assets available for
  benefits, beginning
  of the year                     766,903         683,246     1,101,114      1,828,009      55,293,825
                               ----------     -----------    ----------     ----------     -----------
Net assets available for
  benefits, end of the year    $1,646,744        $683,867    $2,458,163     $2,156,652    $109,338,095
                               ==========     ===========    ==========     ==========     ===========





                              The accompanying notes are an integral part of the financial statements.











                                              - 9 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                        For the Year Ended December 31, 1993
                                                                    (Page 1 of 2)
                               -------------------------------------------------------------------------------------------
                                                                                                  Fidelity
                                                   WEC           Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common          Equity           Growth           Index        Fidelity
                                  Income          Stock           Income           Company       Commingled      Balanced
                                   Fund           Fund             Fund             Fund            Pool           Fund
                               ------------    -----------     -------------     ----------     ------------    ----------
Sources of net assets:

Investment income:
  Interest and dividends         $1,402,441       $605,302         $244,866        $370,287                        $91,542
  Net realized gain (loss)
   on dispositions                                 105,566           72,780          45,719          $60,886         2,020
  Unrealized appreciation
   (depreciation)                                  339,133          800,287         (11,809)         311,245        14,835

Contributions:
  Employee                        2,437,904      2,663,949          899,944         670,354          622,179       211,142
  Employer matching                                969,598
Loans repaid (principal
   and interest)                    273,016        229,366           97,562          67,324           78,384        22,188
Other                                 8,359          9,150            8,534          16,715            6,046         3,858
                                -----------    -----------     ------------      ----------     ------------    ----------
                                  4,121,720      4,922,064        2,123,973       1,158,590        1,078,740       345,585
                                -----------    -----------     ------------      ----------     ------------    ----------

Application of net assets:
  Participant withdrawals          (717,998)      (235,597)         (81,972)         (5,277)         (62,589)         (185)
  Plan transfers out               (140,322)       (60,253)         (23,744)        (14,703)         (17,100)       (1,061)
  Loans issued                     (479,786)      (441,964)        (152,613)        (68,382)        (129,458)      (18,058)
                                -----------    -----------     ------------      ----------     ------------    ----------
                                 (1,338,106)      (737,814)        (258,329)        (88,362)        (209,147)      (19,304)
                                -----------    -----------     ------------      ----------     ------------    ----------

Participant reallocations        (1,075,139)      (413,599)         699,282       2,399,300       (1,060,422)      995,826
                                -----------    -----------     ------------      ----------     ------------    ----------

Increase (decrease) in net
  assets during the year          1,708,475      3,770,651        2,564,926       3,469,528         (190,829)    1,322,107

Net assets available for
  benefits, beginning
  of the year                    18,621,233     10,536,406        4,525,777         569,000        4,017,279             0
                                -----------    -----------     ------------      ----------     ------------    ----------
Net assets available for
  benefits, end of the year     $20,329,708    $14,307,057       $7,090,703      $4,038,528       $3,826,450    $1,322,107
                                ===========    ===========     ============      ==========     ============    ==========





                                The accompanying notes are an integral part of the financial statements.
















                                             - 10 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                              (Continued)

                                                       For the Year Ended December 31, 1993
                                                                    (Page 2 of 2)
                              ----------------------------------------------------------------------------------------
                               Fidelity
                              Retirement
                              Government       Fidelity                                   20th Century
                                Money          U.S. Bond      Fidelity       Fidelity        Growth
                                Market           Index        Overseas         Loan         Investors
                               Portfolio       Portfolio        Fund           Fund           Fund            Total
                              -----------     -----------    ----------     ----------     -----------     -----------
Sources of net assets:

Investment income:
  Interest and dividends          $15,132         $43,151       $16,024        $61,650         $51,657      $2,902,052
  Net realized gain (loss)
   on dispositions                                  3,358         4,696                       (138,833)        156,192
  Unrealized appreciation
   (depreciation)                                   4,421       107,773                                      1,565,885

Contributions:
  Employee                        130,771         100,956       109,448                        324,158       8,170,805
  Employer matching                                                                                            969,598
Loans repaid (principal
   and interest)                   15,210          10,173        12,160       (833,416)         28,033               0
Other                               5,137             842         2,578                                         61,219
                               ----------     -----------    ----------     ----------     -----------     -----------
                                  166,250         162,901       252,679       (771,766)        265,015      13,825,751
                               ----------     -----------    ----------     ----------     -----------     -----------

Application of net assets:
  Participant withdrawals         (28,024)         (9,235)      (13,156)                       (23,343)     (1,177,376)
  Plan transfers out                 (118)         (3,107)           (5)                       (16,780)       (277,193)
  Loans issued                    (25,749)        (16,465)      (13,785)     1,382,357         (36,097)              0
                               ----------     -----------    ----------     ----------     -----------     -----------

                                  (53,891)        (28,807)      (26,946)     1,382,357         (76,220)     (1,454,569)
                               ----------     -----------    ----------     ----------     -----------     -----------

Participant reallocations         654,544         549,152       875,381              0      (3,624,325)              0
                               ----------     -----------    ----------     ----------     -----------     -----------

Increase (decrease) in net
  assets during the year          766,903         683,246     1,101,114        610,591      (3,435,530)     12,371,182

Net assets available for
  benefits, beginning
  of the year                           0               0             0      1,217,418       3,435,530      42,922,643
                               ----------     -----------    ----------     ----------     -----------     -----------
Net assets available for
  benefits, end of the year      $766,903        $683,246    $1,101,114     $1,828,009              $0     $55,293,825
                               ==========     ===========    ==========     ==========     ===========     ===========





                              The accompanying notes are an integral part of the financial statements.













                                             - 11 -

                           WISCONSIN ELECTRIC POWER COMPANY
                           REPRESENTED EMPLOYEE SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS



NOTE 1 - DESCRIPTION OF THE PLAN
- --------------------------------

Effective January 1, 1985, Wisconsin Electric Power Company ("WE") and Wisconsin Natural Gas Company ("WN") initiated the Represented Employee Savings Plan ("RESP" or "Plan"). Hereinafter, the term "Company" includes, where appropriate, WE and WN. Under the Plan, eligible employees were allowed to save up to 15% of their base wages during 1994, up to a maximum of $9,420 ($8,994 in 1993), through regular payroll deductions. These savings contributions were placed directly into the individuals' RESP accounts as investments rather than being paid in the form of wages. Savings contributions to the RESP are made on a tax-deferred basis. In addition, investment earnings on those savings are not taxed while such amounts accumulate in the Plan. The Plan offers participants the flexibility of changing savings percentage rates bi-weekly and allocations of savings between investment funds daily, and the option to suspend savings at any time.

Effective January 1, 1992, the Company began matching employee contributions at 25% of contributions up to 4% of base wages. The maximum Company matching contribution is 1% of each participant's qualified compensation. The Company's contribution is placed directly into the WEC Common Stock Fund. Participants are immediately vested in the Company contributions.

Effective January 1, 1994, the Company began matching employee contributions at 25% of contributions up to 6% of base wages, except as noted below. The maximum Company matching contribution is 1.5% of each participant's qualified compensation. The Company's contribution is placed directly into the WEC Common Stock Fund. Participants are immediately vested in the Company's contributions.

Also effective January 1, 1994, represented employees of WN who were formerly employees of Wisconsin Southern Gas Company, Inc. ("Wisconsin Southern"), became immediately eligible to participate in the RESP as a result of a merger of the two companies. Under a previous labor agreement, Company matching contributions for said employees is limited to 25% of the first 4% of base wages. Eligible pay for said employees on which contributions are determined includes overtime pay.

Effective January 1, 1995, the Company began matching employee contributions, including the former employees of Wisconsin Southern, at 50% of contributions up to 6% of base wages. The maximum Company matching contribution is 3% of each participant's qualified compensation. The Company's contribution is placed directly into the WEC Common Stock Fund. Participants are immediately vested in the Company contributions.

Fidelity Investments is the investment provider, recordkeeper and trustee for the Plan.

Following is a description of certain other key aspects of the Plan:

Participation -
- -------------   Company represented employees (those represented by collective bargaining agreements) that had completed one year of service were eligible to participate in the RESP. A year of service represents a twelve-month period during which an employee has completed 1,000 hours of service.

Investment Alternatives -
- -----------------------   Participant contributions may be made to one or more
of the following investment funds:

    - Blended Rate Income Fund - This fund invests in a series of guaranteed income contracts from insurance companies or financial institutions in order to provide a blended rate of return with a low risk to principal.

    - WEC Common Stock Fund - This fund invests in Wisconsin Energy Corporation common stock.

    - Fidelity Equity Income Fund - This fund invests in securities with above-average yields and with some potential for future investment growth.

    - Fidelity Growth Company Fund - This fund invests primarily in common stocks and securities convertible into common stocks seeking long-term capital appreciation.

    - Fidelity U.S. Equity Index Commingled Pool - This fund attempts to provide results corresponding to the total return performance of a broad number of common stocks publicly traded in the United States, by approximating the composition and total return of the Standard & Poor's 500-stock index.

    - Fidelity Balanced Fund - This fund invests primarily in investment-grade or higher bonds, and other high-yielding securities, including foreign and domestic stocks. The fund seeks as much income as possible while preserving capital.

    - Fidelity Retirement Government Money Market Portfolio - This fund invests in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies and instrumentalities. The portfolio seeks a high level of current income while preserving the principal of its investors.

    - Fidelity U.S. Bond Index Portfolio - This fund tries to balance its investments in U.S. government, corporate, mortgage and income securities in the same proportion as their representation in the Lehman Brothers Aggregate Bond Index, a U.S. investment-grade, fixed-income index comprising approximately 6,500 securities.

    - Fidelity Overseas Fund - This fund invests primarily in foreign securities. The fund seeks long-term capital appreciation.

    - 20th Century Growth Investors Fund - This fund invests primarily in common stocks with an above-average potential for future investment growth. This fund was discontinued as an investment option effective July 1, 1993.

The value of participant investments in the Blended Rate Income Fund grows through interest earnings at negotiated interest rates, while investment growth in mutual funds results from dividends plus a net increase (decrease) in the market value of securities in the fund.

Participant Withdrawals and Terminations -
- ----------------------------------------   The full value of a participant's
RESP account is distributed through a lump-sum cash payment to the employee or his beneficiary upon retirement, termination of employment or death, for account balances less than $3,500. Distributions of participant account balances greater than $3,500 are based on participant elections in accordance with the Plan provisions.

As the Plan is primarily designed to meet long-term financial needs, employees may permanently withdraw amounts from their accounts only under the terms of the Plan's financial hardship withdrawal guidelines.

Amounts paid from RESP accounts are subject to federal income tax upon distribution.

Loans -
- -----   Loans may be requested by Plan participants in amounts up to 50% of their Plan accounts. Loans are repayable monthly over periods not to exceed 5 years. The interest rate charged on participant loans is fixed at the beginning of each loan at prime rate at Firstar Bank plus 1%.

Duration of the Plan -
- --------------------   The Company expects to continue the Plan indefinitely.
The Company reserves the right to terminate, modify, alter or amend the Plan or any trust agreement thereunder including any amendment deemed necessary to qualify or to ensure the continued qualification of the Plan under applicable Federal and State laws.

Federal Income Tax Status -
- -------------------------   The Internal Revenue Service has issued a favorable
determination letter as to the tax exempt status of both the Plan and the trust under the Internal Revenue Code and accordingly, the Plan and trust are exempt from federal income taxes. A new determination letter has been requested for the Plan as currently in effect.

Administration -
- --------------   The RESP is administered by the Vice President and Corporate
Secretary of WEC who is the Plan Administrator.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
- ----------------------------------------

Accounting Method -
- -----------------   The Plan's financial statements are prepared on the accrual basis of accounting.

Investment Valuation -
- --------------------   Investments are stated at market value based on the
quoted net asset values on the last business day of the Plan year. Guaranteed income contracts are stated at cost, which approximates market value. Interest earned is immediately reinvested in the contracts.

Income Recognition -
- ------------------   Assets are shown at market value and the Statement of
Changes in Net Assets Available for Benefits includes recognition of net unrealized appreciation or depreciation for the year on assets held at year-end. Net unrealized appreciation or depreciation of investments fluctuates based upon the market price of investments held.

Realized gains and losses are calculated in accordance with the Department of Labor regulations. Under these regulations, realized gains and losses are calculated as sale proceeds less the carrying value of the investment at the beginning of the year or acquisition cost if acquired during the year. The carrying value of the investment is calculated at each year-end, whereby the original cost of the investment is adjusted to market value.

Expenses of the Plan -
- --------------------   A trustee is utilized in conjunction with the operations
of the RESP and all related administrative expenses of the Plan are paid by the Company.


NOTE 3 - BENEFIT OBLIGATIONS PAYABLE
- ------------------------------------

Amounts payable to terminated employees at December 31, 1994 and 1993 were not significant.


NOTE 4 - PLAN TRANSFERS
- -----------------------

On September 21, 1994, the Wisconsin Energy Corporation Tax Reduction Stock Ownership Plan ("TRASOP") was effectively terminated. Participants were allowed a number of options with respect to their account balances, including the rollover of eligible common stock to the RESP. Included within Plan transfers in on the Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 1994 is $44,973,783 related to the TRASOP rollovers. Plan transfers in also include $398,681 from a merged Wisconsin Southern savings plan and $10,564 in miscellaneous receipts. Wisconsin Southern was merged into WN effective January 1, 1994.

Plan transfers out for the years ended December 31, 1994 and 1993 were comprised entirely of transfers to the Wisconsin Electric Power Company Management Employee Savings Plan.


                                WISCONSIN ELECTRIC POWER COMPANY
                                --------------------------------
                                REPRESENTED EMPLOYEE SAVINGS PLAN
                                ---------------------------------
                      I. ITEM 27a - Schedule of Assets Held for Investment
                      ----------------------------------------------------
                                     As of December 31, 1994
                                     -----------------------


 (a)                        (b)                                            (c)                         (d)               (e)
                                                           Description of investment including
                Identity of issue, borrower,                 maturity date, rate of interest,
                  lessor, or similar party                  collateral, par or maturity value          Cost         Current Value
- ------  ----------------------------------------------    -------------------------------------    -------------    -------------
        Blended Rate Income Fund:

          Hartford Life Insurance Company                 Guaranteed investment contract, 8.44%      $ 6,413,893     $ 6,413,893
          Metropolitan Life Insurance Company (#12634)    Guaranteed investment contract, 8.14%        2,669,376       2,669,376
          Metropolitan Life Insurance Company (#12138)    Guaranteed investment contract, 8.40%        1,693,430       1,693,430
          Provident Life and Accident Insurance Company   Guaranteed investment contract, 7.04%        2,428,509       2,428,509
          The Prudential Insurance Company                Guaranteed investment contract, 5.94%        1,838,102       1,838,102
          SunLife of Canada                               Guaranteed investment contract, 6.60%        1,904,545       1,904,545
          Pacific Mutual Life Insurance Company           Guaranteed investment contract, 5.07%        2,640,132       2,640,132
          Peoples Security Life Insurance Company         Guaranteed investment contract, 7.09%        2,499,199       2,499,199
                                                                                                     -----------     -----------
                                                                                                     $22,087,186     $22,087,186
                                                                                                     ===========     ===========

*         WEC Common Stock Fund                           Mutual/pooled fund                         $35,644,368     $59,584,708

          Fidelity Equity Income Fund                     Mutual/pooled fund                         $ 8,020,486     $ 8,195,567

          Fidelity Growth Company Fund                    Mutual/pooled fund                         $ 5,469,113     $ 5,205,920

          Fidelity U.S. Equity Index Commingled Pool      Mutual/pooled fund                         $ 3,399,439     $ 3,813,841

          Fidelity Balanced Fund                          Mutual/pooled fund                         $ 1,983,714     $ 1,868,325

          Fidelity Retirement Government Money Market
            Portfolio                                     Mutual/pooled fund                         $ 1,646,744     $ 1,646,744

          Fidelity U.S. Bond Index Portfolio              Mutual/pooled fund                         $   734,222     $   683,867

          Fidelity Overseas Fund                          Mutual/pooled fund                         $ 2,443,581     $ 2,458,163


* Party in interest to the plan.




























                                             - 16 -

                                WISCONSIN ELECTRIC POWER COMPANY
                                ---------------------------------
                                REPRESENTED EMPLOYEE SAVINGS PLAN
                                ---------------------------------
                       II. Item 27d - Schedule of Reportable Transactions
                       --------------------------------------------------
                              For the Year Ended December 31, 1994
                              ------------------------------------

                                                                                  (f)                      (h)
                                                                                Expense                Current value
       (a)                  (b)                  (c)         (d)       (e)     incurred       (g)       of asset on       (i)
Identity of party        Description           Purchase    Selling    Lease      with       Cost of     transaction    Net gain
    involved              of Asset              Price       Price     rental  transaction    Asset          date       or (loss)
- -----------------  ------------------------   ----------  ----------  ------  -----------  ----------  -------------   ---------
Wisconsin Energy   Blended Rate Income Fund
 Corporation
     178 purchases                            $6,646,082                                                  $6,646,082
     136 sales                                            $3,251,482   N/A       None      $3,251,482      3,251,482          $0

Wisconsin Energy   WEC Common Stock Fund
 Corporation
     212 purchases                            47,968,779                                                  47,968,779
     189 sales                                             4,290,433   N/A       None       3,603,674      4,290,433     686,759

Fidelity           Equity Income Fund
     165 purchases                             2,888,776                                                   2,888,776
      95 sales                                             1,028,981   N/A       None         954,698      1,028,981      74,283

















































                                             - 17 -

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-34656) of Wisconsin Energy Corporation of our report dated June 23, 1995 appearing on page 3 of this Exhibit (99)-2 filed with Amendment No. 1 (on Form 10-K/A) to the Wisconsin Energy Corporation December 31, 1994 Form 10-K.




/s/ Price Waterhouse LLP
- ---------------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 23, 1995





































                                     - 18 -